EXHIBIT 10.3

Translation of the contract of trading content between Billyweb and Eurekan Multimedia.

                                  BILLYWEB.COM

                           Contract of trading content

Between the company BILLYWEB CORP whose registered office is located at 222 LAKE VIEW, PALM BEACH, FLORIDA, 33401, USA, represented by Mr. Frederic Richard, alias BILLY, as president.

And

The company EUREKAN MULTIMEDIA, SA with a capital of 512 002 FF registered under the No RCS B 424 313 575 in Nanterre, having its registered office at 63, Rue Aristide Briand 92532 LEVALLOIS-PERRET Cedex, represented by Mr. Eric LEGENT as chairman.

It was agreed the following:


Preamble:

The company Eurekan Multimedia operates an Internet site currently under the following URL address: http://www.francemp3.com - http://www.mp3france.com Named below the "Site France MP3".
The operation currently proposed by the company Eurekan Multimedia on the site FranceMP3 is the listening and or the viewing in phonographic and video digital recording line in real time.

The company Billyweb is a key element in the multimedia field, and especially Internet. The company wishes to have all information coming from the company EUREKAN MULTIMEDIA for its site www.billyweb.com.


Article 1: Definition and Prices

The trading content consists of providing to the company Billyweb some information produced by the company EUREKAM MULTIMEDIA on its site Francemp3.com in exchange of visibility.
These informations remain the property of the company EUREKAN MULTIMEDIA, the company Billyweb having a right of usage on the concerned site. The trading content is not exclusive.
The contracting allowing mentioning the valorization of the offer will make a double billing. The financing terms are defined in the appended 1.




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Article 2:Obligations of the company EUREKAN MULTIMEDIA

The company EUREKAN MULTIMEDIA, as publisher, is responsible for the content put on the site Francemp3.com and must respect the deontology linked to all site of information, notably in naming a director of publishing.
The content must be accurate, completed and verified by the company EUREKAN MULTIMEDIA. The company EUREKAN MULTIMEDIA declares that the wholes content transmitted are its property and that the related rights are their responsibilities as well as royalties. The company EUREKAN MULTIMEDIA must respect the periodicity sets in appended 1.

Article 3:Obligations of the company BILLYWEB CORP

The company BILLYWEB CORP declares knowing the type of contents put on www.billyweb.com and commit itself to not put any pressure of any kind on the writing of the site. The company BILLYWEB COPR cannot in any case modified the information provided by the company EUREKAN MULTIMEDIA without his prior authorization.
The company BILLYWEB CORP must mention for each information put on the site the logo or a link "pour en savoir plus, vas sur Francemp3.com"("to know more about it, go to Francemp3"). The location of the logo and/or the link must be perfectly visible and must be defined without ambiguity for the Internet surfer. The company BILLYWEB CORP can choose to put only some information transmitted, without interfering with the financials elements of the present contract.

Article 4: Communication, Confidentiality

It is agreed that the company EUREKAN MULTIMEDIA and the company BILLYWEB COPR collaborate at the preparation of public announcements in order to communicate regarding his partnership. None of the parties can conduct some public operations without the consent of the other party.

Article 5: Duration of Contract

The contract is made for duration of three months, renewable by tacit agreement for a period of three months.

Article 6: Jurisdiction

This contract is subject to the French law and the parties declare submit themselves at the exclusive jurisdiction of the Court of Paris for all lawsuit ensuing in relation with this contract.

Made in Paris on Mai 26, 2000


For Eurekan Multimedia                   For Billyweb Corp
Mr. Eric Legent                          Mr. Frederic Richard



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                                  BILLYWEB.COM


Appended 1: Prices of trading content of site Francemp3



Licensing                    Description                 Duration of offer      Valuation base
                                                                                Price, tax non
                                                                                included
---------------------------  --------------------------- ---------------------- ---------------
Music columns                Periodicity: daily          Three months           30 000 F
The delivery is
composed of 1 article
and 1 top 10 of              Format:
Francemp3 updated            An article is composed
every weeks                  of a title, + a mini
                             paper of 400 maxi signs
                             + 120 maxi  signs, one
                             image  and one  link +
                             logo  towards  the site
                             Francemp3 with the mention
                             "si tu veux en savoir
                             plus, vas sur Francemp3".
                             The subjects concern new
                             artists or new albums or
                             new  musical   trends
                             supposedly interesting
                             for teenagers.
---------------------------  --------------------------- ---------------------- ---------------